SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 29, 2009
Date of Report (Date of earliest event reported)

GUINNESS EXPLORATION, INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-53375
(Commission File Number)

98-0465540
 (IRS Employer Identification Number)

P.O. Box 1901 - Level 7
Anzac House
181 Willis Street
Wellington
New Zealand 6140
(Address of principal executive offices)

1312 North Monroe Street, Spokane, Washington 99201
(Former name or former address, if changed since last report)

509.252.9157
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 – Unregistered Sales of Equity Securities

On December 29, 2009, Guinness Exploration, Inc. (the 'Registrant') issued 60,000,000 restricted shares of its common stock valued at US$0.00103 per share to Eagle Trail Properties, Inc. (‘ETPI’) representing aggregate proceeds of US$61,800.00 to fulfill one of the payment terms of the Mineral Claim Purchase and Sale Agreement the Registrant entered with ETPI on November 19, 2009.  These shares were issued pursuant to Regulation S of the Securities Act of 1933, as amended. The Company did not engage in any general solicitation or advertising regarding these shares.

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As recorded in a Form DEF 14C filed December 9, 2009, the Registrant has amended its Articles of Incorporation to: (a) increase the authorized number of shares of common stock from 75,000,000 shares to 500,000,000 shares, par value of $0.001 per share; and (b) alter authorized share capital to allow the issuance of up to 100,000,000 shares of preferred stock, par value of $0.001 per share (the "Preferred Shares"), for which the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the Preferred Shares. A filing has also been completed to record these changes in the Nevada Secretary of State corporate registry.

SECTION 9 – FINANCIAL STATEMENTS AND EXIHIBITS

Item 9.01 – Financial Statements and Exhibits

Exhibit 3(i).1 – Articles of Incorporation Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUINNESS EXPLORATION, INC.

/s/ Alastair Brown
Alastair Brown,
Chair & Chief Executive Officer,
Director
Dated:  December 30, 2009